SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1370 Dell Ave., Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                     Unregistered Sales of Equity Securities

See discussion in Item 8.01, which is incorporated herein by reference.  The shares of common stock and the warrants were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on the nature of the investors and certain representations made to us. The form of warrant, warrant acquisition agreement, securities purchase agreement and registration rights agreement relating to the issuance of shares described above are attached hereto as exhibits and incorporated herein by reference.

Item 8.01                     Other Events

On November 7, 2005, we consummated the transactions contemplated by that certain Securities Purchase Agreement, dated as of November 3, 2005, by and between Focus Enhancements, Inc. (“Focus”) and certain accredited investors.  On November 7, 2005 we issued an aggregate of  5,018,247 shares of our common stock at a purchase price of $0.66 per share and warrants to purchase up to an aggregate of 1,254,562 additional shares of our common stock at a purchase price of $.85 per share.  In addition, on November 7, 2005 we issued additional warrants to purchase up to 501,822 shares of our common stock at a purchase price of $.85 per share for services provided to us by placement agents in connection with the private placement.  All of the warrants issued in connection with the transactions contemplated by the Securities Purchase Agreement are immediately exercisable and expire on November 7, 2010.

Item 9.01                     Financial Statements and Exhibits.

(c) Exhibits

4.1	Form of Warrant in connection with November 3, 2005 private placement.
10.1	Securities Purchase Agreement by and between Focus Enhancements, Inc. and investors named therein, dated as of November 3, 2005.
10.2	Registration Rights Agreement by and between Focus Enhancements, Inc. and the investors named therein, dated as of November 3, 2005.
10.3	Form of Warrant Acquisition Agreement by and between Focus Enhancements and placement agent service providers, in connection with November 3, 2005 private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: November 9, 2005	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	EVP of Finance and CFO